Exhibit h.3.w

TWENTY-THIRD AMENDMENT

to

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 4th day of April, 2022 amends that certain amended and restated administration agreement, dated as of January 1, 2010, as amended, between the Trusts listed on Schedule A including the Funds listed under each Trust and Virtus Fund Services, LLC, a Delaware limited liability company (such party, the “Administrator” and such agreement, the “Agreement”) as herein below provided.

W I T N E S S E T H:

WHEREAS, Pursuant to Section 8, Amendments to the Agreement, of the Administration Agreement, the Trusts and the Funds wish to amend Schedule A of the Administration Agreement to add the Virtus Stone Harbor Emerging Markets Corporate Debt Fund, Virtus Stone Harbor Emerging Markets Debt Fund, Virtus Stone Harbor Emerging Markets Debt Allocation Fund, Virtus Stone Harbor High Yield Bond Fund, Virtus Stone Harbor Local Markets Fund and Virtus Stone Harbor Strategic Income Fund, and to otherwise update the schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Agreement hereby agree that the Agreement is amended as follows:

1.	Schedule A to the Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2.	Except as herein provided, the Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

3.	This Amendment may be executed in any number of counterparts (including counterparts executed and/or delivered electronically) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, electronic signatures and signatures delivered and exchanged electronically shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS
VIRTUS ASSET TRUST VIRTUS EQUITY TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
	Name:	W. Patrick Bradley
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

VIRTUS FUND SERVICES, LLC

By:	/s/ David G. Hanley
	Name:	David G. Hanley
	Title:	Vice President & Assistant Treasurer

SCHEDULE A

(as of April 4, 2022)

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Virtus Equity Trust

Virtus KAR Capital Growth Fund

Virtus KAR Equity Income Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small-Mid Cap Growth Fund

Virtus KAR Small-Mid Cap Value Fund

Virtus SGA Emerging Markets Growth Fund

Virtus SGA Global Growth Fund

Virtus SGA New Leaders Growth Fund

Virtus Tactical Allocation Fund

Virtus Opportunities Trust

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus FORT Trend Fund

Virtus KAR Developing Markets Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Stone Harbor Emerging Markets Corporate Debt Fund

Virtus Stone Harbor Emerging Markets Debt Fund

Virtus Stone Harbor Emerging Markets Debt Allocation Fund

Virtus Stone Harbor High Yield Bond Fund

Virtus Stone Harbor Local Markets Fund

Virtus Stone Harbor Strategic Income Fund

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund